UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

NOBLE CORPORATION plc

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Subject: Noble Corporation plc – Annual General Meeting 2023

Dear Shareholder,

Noble Corporation plc (the ‘Company’): Annual General Meeting (AGM) May 2, 2023

Thank you for choosing to receive communications from the Company electronically. Choosing to receive your shareholder documents electronically reduces the amount of resources consumed and lessens the impact of printing and mailing activities on the environment.

This email is to notify you that the following documents are now available to view on our website at https://noblecorp.com/2023-Annual-General-Meeting:

•	the 2023 Proxy Statement, containing the Notice of the AGM; and

•	the UK Annual Report for the year ended 31 December 2022.

Full details of the resolutions that will be put to shareholders at the AGM are set out in the Proxy Statement.

Our AGM will be held on Tuesday May 2, 2023 at 1:30 pm (UK time) at JW Marriott Grosvenor House London, 86-90 Park Lane, London, United Kingdom W1K 7TN.

Yours sincerely

William E. Turcotte

Corporate Secretary

Noble Corporation plc